As filed with the Securities and Exchange Commission on November 16, 2004

                                                        Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ________________

                          COSTCO WHOLESALE CORPORATION
             (Exact name of registrant as specified in its charter)

            Washington                                33-0572969
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                                 999 Lake Drive
                           Issaquah, Washington 98027
                                 (425) 313-8100

   (Address,  including zip code, and telephone number,  including area code, of registrant's principal executive offices)

               COSTCO WHOLESALE CORPORATION 401(K) RETIREMENT PLAN
                            (Full title of the plans)

                                 Richard J. Olin
                       Vice President and General Counsel
                          Costco Wholesale Corporation
                                 999 Lake Drive
                           Issaquah, Washington 98027
                                 (425) 313-8100

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agent for service)

                              ____________________

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------

Title of shares    Amount    Proposed maximum   Proposed maximum     Amount of
    to be          to be      offering price   aggregate offering   registration
registered(1)   registered(2)   per share(3)         price (1)           fee
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Common Stock,
$.01 par value   12,000,000      $48.69      $584,280,000           $74,028.28
-------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the 1933 Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), the amount of shares to be registered is the maximum amount of shares issuable hereunder. The figures herein represent good faith estimates of the aggregate number of shares of Common Stock of the Registrant that may be purchased by participants pursuant to the plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The price per share is the closing price of Registrant's common stock on the Nasdaq National Market on November 10, 2004.


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                                      II-1

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

                                    STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Costco Wholesale Corporation. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a)      Annual Report on Form 10-K for the year ended August 29, 2004;
                  and

         (b) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, and any amendments or reports filed for the purpose of updating these descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         None

Item 6.  Indemnification of Directors and Officers.

         Section 23B.08.320 of the Washington Business Corporations Act (the "WBCA") permits a corporation to limit its directors' liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except for (a) acts or omissions involving intentional misconduct or a knowing violation of law, (b) certain unlawful distributions or loans in violation of Section 23B.08.310 of the Revised Code of Washington, or (c) transactions whereby the director received an improper personal benefit. Article VI of the Registrant's Amended and Restated Articles of Incorporation contains provisions limiting the liability of Registrant's directors to the Registrant or its shareholders to the fullest extent permitted by Washington law. Sections 23B.08.500 through 23B.08.600 of the WBCA authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Article VII of the Registrants Amended and Restated Articles of Incorporation provides that the corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the WBCA .

         Article 10 of the Registrant's Amended and Restated Bylaws requires the Registrant to indemnify its directors as set forth in Article VII of the Amended and Restated Articles of Incorporation. Article 10 of the Bylaws further provides that the corporation may, by action of the Board of Directors, grant rights to indemnification and advancement of expenses to officers, employees and agents of the corporation with the same scope and effect as the provisions of
Article VII of the Articles of Incorporation with respect to the indemnification and advancement of expenses of directors of the corporation or pursuant to rights provided by WBCA or otherwise.

         The Registrant has entered into certain indemnification agreements with its directors and certain of its officers, the form of which is included as Annex A to Schedule 14A filed December 13, 1999, and is incorporated by reference into this registration statement. The indemnification agreements provide the Registrant's directors and certain of its officers with indemnification to the maximum extent permitted by the WBCA. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for this purpose.

         The above discussion of the WBCA and the Registrant's Bylaws and Amended, Restated Articles of Incorporation, and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such statute, Bylaws, Articles of Incorporation, and agreements.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

Exhibit Number    Exhibit

        4.1       Costco Wholesale Corporation 401(k) Retirement Plan.
       23.1       Consent of KPMG LLP,
                  Independent Registered Public Accounting Firm.
       24 Power of Attorney (Included on the signature page of this Registration Statement).

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include  any  prospectus  required  by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of

the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on this 12 day of November, 2004.

                    Costco Wholesale Corporation

                    By:  /s/ Richard A. Galanti
                        Richard A. Galanti

                        Executive Vice President, Chief Financial Officer

                                POWER OF ATTORNEY

                  Each person whose individual signature appears below hereby authorizes Richard A. Galanti or Richard J. Olin, or any of them, as attorneys-in-fact with full power of substitution, to execute

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in the name and on behalf of each person,  individually  and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 12, 2004.

                           /s/ Jeffrey H. Brotman
                           Jeffrey H. Brotman
                           Chairman of the Board of Directors

                           /s/ James D. Sinegal
                           James D. Sinegal
                           President, Chief Executive Officer and Director

                           /s/  Richard A. Galanti
                           Richard A. Galanti
                           Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

                            /s/ Richard D. DiCerchio
                            Richard D. DiCerchio
                            Senior Executive Vice President, Chief Operating Officer and Director

                            /s/ Dr. Benjamin S. Carson, Sr., M.D.
                            Dr. Benjamin S. Carson, Sr., M.D.
                            Director


                            ________________________
                            Susan Decker
                            Director

                            ________________________
                            Daniel J. Evans
                            Director

                            /s/ William H. Gates
                            William H. Gates
                            Director

                            /s/ Hamilton E. James
                            Hamilton E. James
                            Director

                                ________________________
                            Richard M. Libenson
                            Director

                            /s/ John W. Meisenbach
                            John W. Meisenbach
                            Director

                                ________________________
                            Charles T. Munger
                            Director

                            /s/ Jill S. Ruckelshaus
                            Jill S. Ruckelshaus
                            Director

                            /s/ David S. Petterson
                            David S. Petterson
                            Senior Vice President and Corporate Controller (Principal Accounting Officer)

                                  Exhibit Index

Exhibit Number    Exhibit

        4.1       Costco Wholesale Corporation 401(k) Retirement Plan.
       23.1       Consent of KPMG LLP,
                  Independent Registered Public Accounting Firm.
       24 Power of Attorney (Included on the signature page of this Registration Statement).